SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):        May 7, 2002
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                            Merrill Lynch & Co., Inc.
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             (Exact Name of Registrant as Specified in its Charter)


            Delaware                1-7182                13-2740599
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        (State or Other          (Commission           (I.R.S. Employer
        Jurisdiction of          File Number)         Identification No.)
         Incorporation)

4 World Financial Center, New York, New York                     10080
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(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:          (212) 449-1000
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         (Former Name or Former Address, if Changed Since Last Report)


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Item 9.  Regulation FD Disclosure
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     David H. Komansky, Merrill Lynch's chairman and chief executive officer, is scheduled to deliver a presentation entitled "Managing For Profitable Growth" at the Goldman Sachs & Co. Financial Services Conference on Tuesday, May 14 at
10:55 am (EDT).

     You may access Mr. Komansky's slides and listen to a live audio webcast of the presentation at http://www.ir.ml.com. On-demand webcast replay of the presentation should be available shortly thereafter at the same web address.

     Merrill Lynch may make or publish forward-looking statements about management expectations, strategic objectives, business prospects, anticipated expense savings, financial results and other similar matters. A variety of factors, many of which are beyond Merrill Lynch's control, could cause actual results and experience to differ materially from the expectations expressed in these statements. These factors include, but are not limited to, financial market volatility, actions and initiatives by current and potential competitors, the effect of current and future legislation or regulation, and additional factors described in Merrill Lynch's Annual Report on Form 10-K and subsequent reports on Form 8-K and Form 10-Q, which are available at the SEC's website, www.sec.gov. Merrill Lynch undertakes no responsibility to update or revise any forward-looking statements.




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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                   MERRILL LYNCH & CO., INC.
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                                                         (Registrant)




                                               By: /s/ Judith A. Witterschein
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                                                       Judith A. Witterschein
                                                       Corporate Secretary



Date:   May 7, 2002




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